UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

VMware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33622

Delaware	94-3292913
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304

(Address of principal executive offices, including zip code)

(650) 427-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, VMware, Inc. (“VMware”) announced that Patrick Gelsinger will succeed Paul Maritz as VMware’s Chief Executive Officer, effective September 1, 2012. On September 1, 2012, Mr. Gelsinger will also join VMware’s Board of Directors as a Class II, Group I director. Mr. Maritz will continue his service as a member of VMware’s Board of Directors. Following his departure as Chief Executive Officer, Mr. Maritz will serve in a technology strategist role at EMC Corporation (“EMC”), VMware’s parent company and controlling stockholder.

Mr. Gelsinger, age 51, has served with EMC as President and Chief Operating Officer, EMC Information Infrastructure Products since September 2009. Mr. Gelsinger joined EMC from Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, where he was Senior Vice President and Co-General Manager of Intel Corporation’s Digital Enterprise Group from 2005 to September 2009 and served as Intel’s Senior Vice President, Chief Technology Officer from 2001 to 2005. Prior to this, Mr. Gelsinger led Intel’s Desktop Products Group.

Information regarding transactions with related persons involving EMC pursuant to Item 404(a) of Regulation S-K is incorporated by reference herein from pages 48 to 56 of VMware’s 2012 Proxy Statement on Schedule 14A relating to the 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 19, 2012 under the caption “Transactions with Related Persons” and is attached as an exhibit hereto.

The information called for in Item 5.02(c)(3) and Item 5.02(d)(3) of Form 8-K with respect to Mr. Gelsinger has not been determined at the time of this filing. VMware will file an amendment to this Form 8-K containing such information when the information is available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Excerpt from VMware’s 2012 Proxy Statement on Schedule 14A relating to the 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 19, 2012 (pages 48 to 56 “Transactions with Related Persons”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date July 17, 2012	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary